UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 31, 2014
__________________________________________
Date of Report (Date of earliest event reported)

Titan Iron Ore Corp.
______________________________________________________
Exact name of registrant as specified in its charter)

Nevada                                                      000-52917                                           98-0546715
______________________________________________________________________________________
(State or other jurisdiction                   (Commission File Number)                Employer Identification No.

1735 E. Fort Lowell Road, Suite 9, Tucson, Arizona 85719
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(Address of principal executive offices) (Zip Code)

(520) 989-0020
_________________________________________________________________
Registrant’s telephone number, including area code

Not Applicable
_______________________________________________________________
(Former name or former address, if changed since last report)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 3, 2014 (the “Effective Time”), Titan Iron Ore Corp. (“Titan” “we” or “our”), completed a merger  with iHookup Social, Inc., a Delaware corporation (“iHookup”) pursuant to that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) dated January 31, 2014. Pursuant to the Merger Agreement, Titan  incorporated a new subsidiary called iHookup Operations Corp, a Delaware corporation (“Merger Sub”), which merged with and into iHookup causing the subsidiary’s separate existence to cease and iHookup to become a wholly-owned subsidiary of Titan.   iHookup’s  stockholders exchanged all of their twelve million (12,000,000) shares of outstanding for fifty million (50,000,000) shares of Titan’s newly designated Series A Preferred Stock (the “Preferred Stock”).  As a result of the transaction, the former iHookup stockholders received a controlling interest in Titan.

Titan’s board of directors (the “Board”) unanimously approved the Merger Agreement and the transactions contemplated thereby. Furthermore, the Board has determined that the proposed transaction is in the best interests of the stockholders. iHookup’s board of directors and stockholders unanimously approved the Merger Agreement and the transactions contemplated thereby.

The Merger Agreement is described in greater detail below. The description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement which is attached hereto as Exhibit 1.01 and incorporated herein by reference. You are encouraged to read the entire Merger Agreement and other exhibits attached hereto.

 Conversion of Shares; Treatment of Warrants

As of February 3, 2014, Titan’s post-merger capitalization consists of the following:  three billion seven hundred million (3,700,000,000) shares of authorized , of which three hundred eighty four million one hundred one thousand two hundred twenty-five (384,101,225) shares are issued and outstanding; and fifty million (50,000,000) shares of authorized Preferred Stock (all of which are designated Series A Preferred Stock), of which all are issued and outstanding. We issued and sold an aggregate of  fifty million (50,000,000) shares of Preferred Stock to four stockholders of iHookup, all of which shares immediately vest.

Certificate of Incorporation and Bylaws; Directors and Officers.

As of February 3, 2014 (the “Effective Time”), the separate existence of Merger Sub ceased and iHookup, and its Certificate of Incorporation and Bylaws continued to survive to govern IHookup. The Articles of Incorporation and Bylaws of Titan also survive.  Titan’s directors appointed Messer’s Robert A Rositano Jr. and Dean Rositano to the Board and Messer’s Andrew Brodkey and Ronald Richman resigned. In addition, Andrew Brodkey resigned from his position of Chief Executive Officer. Robert A. Rositano, Jr. was elected to serve as Titan’s Chief Executive Officer and Secretary, while  Dean Rositano was elected to serve as Titan’s President and Chief Technical Officer.  Titan’s Chief Financial Officer, Frank Garcia, will continue as  Chief Financial Officer of the combined companies.

Appraisal Rights

Any shares of iHookup’s capital stock that, as of immediately prior to the Effective Time, were held by holders who had as of such time preserved appraisal rights under Section 262 of the Delaware General Corporation Law or dissenters’ rights under Chapter 13 of the California Corporation Code with respect to such shares could not be converted into or represent the right to receive shares of Titan.  No stockholders of iHookup exercised their appraisal rights.

Representations and Warranties and Covenants of the Parties

The Merger Agreement contains a number of representations that each of Titan, Merger Sub and iHookup have made to each other, including due organization and good standing, capitalization, authorization, and binding agreement, among others. The representations and warranties contained in the Merger Agreement were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement.

Conditions to Closing

The Merger Agreement contains a number of conditions to closing that each of Titan, Merger Sub and iHookup have made to each other, including no law or governmental order prohibiting the transaction, representations and warranties being true and correct, and each party receiving all documents and instruments , among others. The conditions to closing contained in the Merger Agreement were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement.

Miscellaneous Provisions

The Merger Agreement contains a number of miscellaneous provisions, including the representations and warranties surviving for a period of 12 months from the closing date, among others.

Conversion of Debt

As of January 31, 2014 and prior to the Effective Time, Titan  had $585,754 of  debt. Certain creditors of Titan agreed to convert $291,034 of the debt to our common stock at a price of $.015 per share for a total issuance of 19,402,267 shares of common stock. Titan continues to have debt in the amount of $294,720.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As described in Item 1.01 of this Form 8-K, on February 3, 2014, we completed our acquisition of iHookup pursuant to the Merger Agreement. The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.01.

Description of Assets

Pursuant to the Merger Agreement, iHookup became a wholly-owned subsidiary of Titan. iHookup is a "proximity based" mobile social platform that facilitates real time connections, between  people. Utilizing the intelligence of GPS and localized recommendations for dating, friends, group and organizations, iHookup’s mobile application product seeks to break through closed social cliques and expand them, not only virtually, but in real life.  iHookup users are provided with "local" options of many kinds, enabling mobile distribution of locally relevant content and special offers. iHookup  hopes to bring together a dynamic opportunity for brands, advertisers and merchants to interact in new and innovative ways  while building customer loyalty, engagement and revenues.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Merger Agreement described in Item 1.01 of this Form 8-K, on February 3, 2014, we issued and sold an aggregate of 50,000,000 shares of our Series A Preferred Stock to four stockholders of iHookup, which shares immediately vest.  We issued such shares of our common stock in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering. The purchasers of the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. All purchasers had adequate access to information about us.

As of January 31, 2014 and prior to the Effective Time, Titan  had $585,754 of  debt. Certain creditors of Titan agreed to convert $291,034 of the debt to our common stock at a price of $.015 per share for a total issuance of 19,402,267 shares of common stock. Titan continues to have debt in the amount of $294,720.

Item 3.03. Material Modification to the Rights of Security Holders.

On January 31, 2014, we filed a Certificate of Designation.  The Certificate of Designation is described in greater detail below. The description of the Certificate of Designation is qualified in its entirety by reference to the full text of the Certificate of Designation which is attached hereto as Exhibit 5.03 and incorporated herein by reference. You are encouraged to read the entire Certificate of Designation and other exhibits attached hereto.

Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Assets Sales

In the event of any Deemed Liquidation Event (as defined below in the Certificate of Designation), the holders of shares of  Preferred Stock then outstanding shall be entitled to be paid out of the assets of Titan available for distribution to its stockholders prior to and in preference to payment to the holders of the shares of common stock.

Voting

On any matter presented to the stockholders of Titan for their action or consideration at any meeting of stockholders of Titan (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.  Except as provided by law or by the other provisions of the Certificate of Designation, holders of Preferred Stock shall vote together with the holders of shares of common stock and holders of shares of Series Seed as a single class.

Provided that no less than fifty percent (50%) of the originally issued Preferred Stock remains outstanding and not converted, the consent of the holders of at least fifty percent (50%) of the then outstanding shares of Preferred Stock, in writing or by vote at a meeting, consenting or voting (as the case may be), separately as a class shall be required for the numerous transaction including, but not limited to, the following including dissolving Titan, amending any Preferred Stock rights, creating additional capital stock, purchasing or redeeming Titan capital stock, creating indebtedness in excess of $500,000, materially altering the business, increasing the number of authorized shares, and acquiring another entity.

Conversion

Until the closing of a Qualified Financing (i.e. sale and issuance of equity securities of Titan that results in gross proceeds to Titan in excess of two million five hundred thousand dollars ($2,500,000)), if at least one share of Preferred Stock is issued and outstanding, then the total aggregate issued shares of Preferred Stock at any given time regardless of their number, shall be convertible into the number of shares of common stock which equals nine times the total number of shares of common stock which are issued and outstanding at the time of conversion.

In the event of a Qualified Financing, the holders of Preferred Stock shall be subject to mandatory conversion into common stock on a one to one basis.

Protective provisions

Provided that no less than fifty percent (50%) of the originally issued Series A Preferred Stock remains outstanding and not converted, the consent of the holders of at least fifty percent (50%) of the then outstanding shares of Series A Preferred Stock, in writing or by vote at a meeting, consenting or voting (as the case may be), separately as a class shall be required for the following, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)	dissolve or wind-up the business and affairs of the Corporation, or consent to any of the foregoing;

(b)	amend, alter or repeal the powers, preferences or rights of the Series A Preferred Stock in any material and adverse manner;

(c)
create any additional class or series of capital stock unless the same ranks junior or pari passu to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation;

(d)
purchase or redeem any shares of capital stock of the Corporation (or options to purchase such shares) other than repurchases of stock (or options to purchase such shares) pursuant to a repurchase right of the Corporation;

(e)	create indebtedness of the Corporation that would exceed $500,000 other than in connection with equipment leases, bank lines of credit, and debentures convertible into equity.

(f)	the acquisition of or investment in any other entity (other than a wholly owned subsidiary);

(g)	materially altering the business of the Corporation; or

(h)	increase the number of authorized shares of capital stock of the Corporation or otherwise amend the Certificate of Incorporation or By-laws of the Corporation.

Other provisions

The Certificate of Designation also has numerous other provisions including, but not limited to, adjustments to the Preferred Stock for dilutive issues provisions.

Item 5.01. Changes in Control of Registrant.

As described in Item 1.01 of this Form 8-K, on February 3, 2014, we completed our acquisition of iHookup pursuant to the Merger Agreement. The disclosure provided in Item 1.01 and Item  3.03 of this Form 8-K are hereby incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2014, Titan’s directors appointed Messer’s Robert A. Rositano, Jr. and Dean Rositano to the Board and Messer’s Andrew Brodkey and Ronald Richman resigned. In addition, Andrew Brodkey resigned from his position as Chief Executive Officer. Robert A. Rositano, Jr. was elected to serve as Titan’s Chief Executive Officer and Secretary, while Dean Rositano was elected to serve as Titan’s President and Chief Technical Officer.  Titan’s Chief Financial Officer, Frank Garcia, shall continue as Chief Financial Officer of the combined companies.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 31, 2014, we filed a Certificate of Designation.  The Certificate of Designation is described in greater detail below. The description of the Certificate of Designation is qualified in its entirety by reference to the full text of the Certificate of Designation which is attached hereto as Exhibit 5.03 and incorporated herein by reference. You are encouraged to read the entire Certificate of Designation and other exhibits attached hereto.

As described in Item 1.01 and Item 3.03 of this Form 8-K, on February 3, 2014, we completed our acquisition of iHookup pursuant to the Merger Agreement and filed a Certificate of Merger. The disclosure provided in Item 1.01 and Item  3.03 of this Form 8-K are hereby incorporated by reference into this Item 5.03.

Item 9.01.  Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment of this Form 8-K no later than 71 days from the date this Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The unaudited pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment of this Form 8-K no later than 71 days from the date this Form 8-K was required to be filed.

(c) Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibit
1.01*	Agreement and Plan of Merger and Reorganization, dated as of January 31, 2014, by and among Titan Iron Ore Corp., iHookup Operations Corp and iHookup Social, Inc.
5.03*	Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 6, 2014	TITAN IRON ORE CORP.

	By:	/s/ Robert Rositano
		Name:	Robert Rositano
		Title:	Chief Executive Officer

Exhibit Index

Exhibit Number	Description
1.01	Agreement and Plan of Merger and Reorganization, dated as of January 31, 2014, by and among Titan Iron Ore Corp., iHookup Operations Corp and iHookup Social, Inc.
5.03	Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock